UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

October 20, 2016 (October 19, 2016)

Date of report (Date of earliest event reported)

ADDUS HOMECARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2300 Warrenville Rd., Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

(630) 296-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2016, the Board of Directors (the “Board”) of the Addus HomeCare Corporation (the “Company”) elected Darin J. Gordon and Susan T. Weaver, M.D., FACP, to the Board. Mr. Gordon and Dr. Weaver were appointed to fill the two vacancies on the Board created by the expansion of the Board from five (5) to seven (7) directors as approved by the Board on October 19, 2016 and effective as of October 19, 2016. Mr. Gordon and Dr. Weaver are to serve as a Class III director of the Board and a Class I director of the Board, respectively.

Mr. Gordon was appointed to serve as a member of the Audit Committee of the Company’s Board, and Dr. Weaver was appointed to serve as a member of the Compensation Committee of the Company’s Board. There were no arrangements or understandings between either Mr. Gordon or Dr. Weaver and any other persons pursuant to which either was selected as a director. In addition, neither Mr. Gordon nor Dr. Weaver is a party to any transaction, or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As independent directors, Mr. Gordon and Dr. Weaver will each receive compensation in the same manner as the Company’s other independent directors. A summary of the compensation payable to the Company’s independent directors was included in the Company’s Form 10-K filed with the SEC on March 11, 2016. In addition, Mr. Gordon and Dr. Weaver were each granted 1,101 restricted shares of the Company’s common stock valued at $30,000, based on the Company’s closing stock price of $27.25 on October 18, 2016.

In connection with Mr. Gordon’s and Dr. Weaver’s election to the Board, the Company will enter into separate Indemnification Agreements with Mr. Gordon and Dr. Weaver, respectively (the “Indemnification Agreements”), each in the form disclosed in the Company’s public filings and previously approved by the Board, as referenced below. Pursuant to the terms of the Indemnification Agreements, the Company will be required to indemnify and advance expenses to Mr. Gordon and Dr. Weaver to the maximum extent permitted by applicable law, except as otherwise provided in the Indemnification Agreements, if he or she is or is threatened to be made a party to a proceeding by reason of his or her status as a director of the Company. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.16 to the Company’s Form S-1, filed on July 17, 2009 and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On October 19, 2016, the Company issued a press release announcing the election of Mr. Gordon and Dr. Weaver to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

99.1	Press Release by Addus Homecare Corporation dated October 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: October 19, 2016	By:	/s/ Brian Poff
	Name:	Brian Poff
	Title:	Chief Financial Officer